CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Seasons Series Trust of our report dated May 27, 2021, relating to the financial statements and financial highlights, which appear in each of the portfolio’s (as listed in Appendix I) Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

July 27, 2021

Seasons Series Trust	Appendix I

SA Allocation Balanced Portfolio
SA Allocation Growth Portfolio
SA Allocation Moderate Growth Portfolio
SA Allocation Moderate Portfolio
SA Columbia Focused Value Portfolio
SA Multi-Managed Diversified Fixed Income Portfolio
SA Multi-Managed Growth Portfolio
SA Multi-Managed Income/Equity Portfolio
SA Multi-Managed Income Portfolio
SA Multi-Managed International Equity Portfolio
SA Multi-Managed Large Cap Growth Portfolio
SA Multi-Managed Large Cap Value Portfolio
SA Multi-Managed Mid Cap Growth Portfolio
SA Multi-Managed Mid Cap Value Portfolio
SA Multi-Managed Moderate Growth Portfolio
SA Multi-Managed Small Cap Portfolio
SA Putnam Asset Allocation Diversified Growth Portfolio
SA T. Rowe Price Growth Stock Portfolio
SA Wellington Real Return Portfolio

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